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AMENDMENT NUMBER FOUR TO
LOAN AND SECURITY AGREEMENT

        This AMENDMENT NUMBER FOUR TO LOAN AND SECURITYAGREEMENT, dated as of March 22, 2002 (this "Amendment'), amends that certain Loan and Security Agreement, dated as of February 4, 1999 (as amended from time to time, the "Loan Agreement"), by and between AMERIVISION COMMUNICATIONS, INC., an Oklahoma corporation (the "Borrower"), on the one hand, and COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Coast"), on the other hand. All initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein.

RECITALS

        WHEREAS, Borrower and Coast wish to amend the Loan Agreement pursuant to the terms and provisions set forth in this Amendment; and

        NOW, THEREFORE, the parties hereto agree as follows:

AMENDMENT

        Section 1. Certified Public Accounting Firm Waiver. Pursuant to Section 8.3(6) of the Schedule to the Loan Agreement, as amended, the Borrower is required to engage a certified public accounting firm, acceptable to Coast, for the preparation of its December 31, 2000 fiscal year-end financial statements. Borrower has requested, and Coast hereby waives this requirement until June 30, 2002, and permanently waives this requirement provided that the following conditions are met:

  (i)  a peer review of the Borrower's current accounting firm, Cole & Reed, be provided to Coast no later than June 30, 2002; and (iii) Coast shall be satisfied, in its sole and absolute discretion, with the conclusions contained in such report.

        Section 2. Share Repurchase. Notwithstanding anything to the contrary contained in the Loan Agreement, the Borrower may repurchase shares of its issued and outstanding capital stock if:

  (i)  the Borrower is required to do so by any law, statute, or regulation or any judgment, decree, injunction or order of a governmental entity or arbitrator; or (ii) the Borrower agrees, in its reasonable business judgement, to do so pursuant to any settlement of any claim, dispute or action; provided, however, that the Borrower shall not spend more than a total aggregate of Two Hundred and Fifty Thousand Dollars ($250,000), in any fiscal year, for the repurchase of any shares hereunder; provided, further, that the total consideration paid by Borrower for the repurchase of any shares hereunder and for the repayment of any subordinated debt shall not exceed twenty five percent (25%) of the Borrower's net income in any fiscal year.

        Section 3. Condition Precedent. The effectiveness of this Amendment is expressly conditioned upon the receipt by Coast of a fully executed copy of this Amendment.

        Section 4. Entire Agreement. The Loan Agreement, as amended hereby, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof Borrower represents, warrants and agrees that in entering into the Loan Agreement and consenting to this Amendment, it has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Coast or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby.

        Section 5. Conflicting Terms. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

        Section 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, AS

APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute the same instrument.

* * * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

AMERIVISION COMMUNICATIONS, INC., an Oklahoma corporation
By:	/s/ KENNETH R. KOLEK
Name:	Kenneth Kolek
Title:	President and CEO
By:	/s/ LONI WOODLEY
Name:	Loni Woodley
Title:	Treasurer and CEO
COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation
By:	/s/ JOHN WATKINS
Name:	John Watkins
Title:	Vice President

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AMENDMENT NUMBER FOUR TO LOAN AND SECURITY AGREEMENT